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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 1, 2008

POWERCOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-30709	23-2582701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Canfield Road La Vernia, Texas	78121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 830 779-5223

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17   CFR 240.13e-4(c))

SEC 873  (5-06)    Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 8.01 Other Events

The Registrant’s Board of Directors approved the appointment of Steven L. Gidumal as a Management Consultant and Financial Advisor to the Board of Directors, effective October 1, 2008.  Upon such time PowerCold receives qualified and sufficient funding, Mr. Gidumal will assume the duties of President and CEO of PowerCold Corporation.

Mr. Gidumal is the Managing Partner at Virtus Capital LP, an investment fund based in New York, which specializes in activist investments.  Mr. Gidumal brings extensive experience in the rehabilitation and turnaround of middle market companies.  Most recently, he was on the Board of Directors of Sterling Healthcare and Sterling Chemical and currently sits on the Board of Managers of the Mirant Asset Recovery Trust.  Among the successful restructurings Mr. Gidumal actively participated in was Emcor Group, a leading worldwide provider of mechanical and electrical construction and facilities services, Westside Energy, which was restructured from Eventemp Corp. and recently sold to Crusader Energy.

Earlier in his career, Mr. Gidumal was an investment banker in the prestigious restructuring group of Rothschild Inc. and prior to that was the Director of Operations for Polychrome Corp., a leading manufacturer and marketer of technology-sophisticated lithographic plates and photographic film.  Mr. Gidumal holds a BS (with honors) from the Wharton School of the University of Pennsylvania and an MBA (with highest honors) from the Harvard University Graduate School of Business.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERCOLD CORPORATION

/s/ Francis L. Simola

___________________________

Francis L. Simola

Chief Executive Officer

Date:  October 2, 2008

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